Exhibit 31.2
§ 302 CERTIFICATION
          I, Joseph Scirocco, certify that:
     (1) I have reviewed this quarterly report on Form 10-Q/A of Quiksilver, Inc.; and
     (2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 15, 2010	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial & Operating Officer (Principal Financial Officer)